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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 7, 2000 except as to Note 2 which is as of August 15, 2000 and Note 11 which is as of September 28, 2000 relating to the financial statements of LogicVision, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 3, 2000